UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2009

ISCO INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-22302	36-3688459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive
Elk Grove Village, IL	60007
(Address of principal executive offices)	(Zip Code)

(847) 391-9400
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

The information set forth below under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported by ISCO International, Inc. (the “Company”), as of April 30, 2009, the Company had approximately $25.2 million in outstanding indebtedness due and owing to its lenders, Alexander Finance, L.P. and Manchester Securities Corporation (together, the “Lenders”).  On May 1, 2009, the Lenders delivered a notice of default to the Company, in which the Lenders declared the entire outstanding amount of indebtedness immediately due and payable.  Pursuant to the terms of the loan documents, the indebtedness was secured by a lien on all of the Company’s assets.

On May 19, 2009, the Lenders conducted a public foreclosure sale pursuant to Article 9 of the New York Uniform Commercial Code (the “Asset Sale”).  At the Asset Sale, ISCO International, LLC (the “Buyer”) purchased substantially all of the assets (the “Purchased Assets”) of the Company by issuing a successful credit bid of $10 million consisting of secured obligations of the Company which the Buyer previously obtained from the Lenders.  The Buyer is owned by the Company’s Lenders.  The Lenders beneficially own in the aggregate, together with their affiliates, approximately 40% of the Company’s outstanding common stock.

The Purchased Assets include, among other things, the Company’s tangible and intangible personal property, databases, customer lists, sales records, general intangibles, patents and patent applications, trademarks and goodwill.    After the Asset Sale, the Company’s remaining assets consist solely of: (i) the rights of the Company against, and the obligations of, TAA Group, Inc. (“TAA”), pursuant to the contract rights and the cause of action described below; and (ii) a de minimis amount of cash.  As previously disclosed, on December 5, 2008, in connection with TAA’s purchase of all of the outstanding stock of Clarity Communication Systems Inc., the Company’s former subsidiary (“Clarity”), TAA could owe the Company up to $5 million based on future revenues of Clarity.  On March 25, 2009, the Company filed a lawsuit in the Circuit Court of Cook County, Illinois against TAA for payment of $175,000, the deferred closing payment, as well as the deferred consideration for the months of January and February 2009. The Company continues to have obligations to its Lenders in the amount of approximately $15 million, secured by the remaining assets of the Company.

As of May 19, 2009, the Company no longer has assets to operate its former business. It will continue to pursue the cause of action and its future collections against TAA.  The Buyer will operate the Company’s former business.

The Company will endeavor to continue to report material events to its stockholders in a reasonably practicable manner through the filing of Current Reports on Form 8-K; however, the Company does not expect to have the resources to prepare and file annual or quarterly reports with the Securities and Exchange Commission in the future.

Item 2.05	Costs Associated with Exit or Disposal Activities

Immediately following the Asset Sale, effective May 19, 2009, the Company terminated all of its remaining 28 employees (in addition to the officer resignations disclosed under Item 5.02(b) below) under a plan of termination pursuant to which charges will be incurred under FASB Statement of Financial Accounting Standards No. 146 “Accounting For Costs Associated With Exit or Disposal Activities.”

At this time, the Company is unable to estimate the amount or range of amounts of the charges it may incur in connection with curtailing its operations and winding down its business.

Item 5.02	Departure of Directors or Certain Officers

(b)           On May 15, 2009, Amr Abdelmonem resigned as a member of the Company’s Board of Directors (the “Board”), to be effective immediately.

On May 18, 2009, Ralph Pini resigned his positions as the Chairman of the Board and as a member of the Company’s Board, to be effective immediately.  Upon his resignation, unvested, restricted shares held by Mr. Pini were forfeited.

On May 19, 2009, Gordon E. Reichard, Jr. resigned his positions as a member of the Company’s Board and as Chief Executive Officer, to be effective immediately after the closing of the Asset Sale.

Also on May 19, 2009, the Company received the resignations of (i) Amr Abdelmonem as Chief Operating Officer and Chief Technology Officer, and (ii) Gary Berger as Chief Financial Officer, each to be effective immediately after the closing of the Asset Sale.

(c)           Effective on May 19, 2009, the Board appointed John Owings to serve as the Company’s President, Treasurer and Secretary.  Mr. Owings will serve at the discretion of the Board.  The Board also appointed Mr. Owings to serve as Chairman of the Board, effective upon Mr. Pini’s resignation.

Mr. Owings, age 59, joined the Company’s Board in August 2007.  From October 2006, until he retired in December 2008, Mr. Owings served as Vice President, Finance of Nortel Networks (NYSE: NT), a communications provider, and had responsibility for the Carrier Networks business, Nortel’s largest segment. The Carrier Networks business is a global provider of hardware and software solutions for the wire line and wireless telecommunications industry. Prior to joining Nortel, from October 2004 to September 2006, Mr. Owings served as Chief Financial Officer of Ygomi LLC, a privately held technology firm based in Oak Brook, IL.  In his career, Mr. Owings also served as CFO of Air Products and Chemicals, Inc. and as Senior Vice President, Finance of Motorola, Inc.  Mr. Owings has a B.S. degree in Accountancy and an M.B.A. from Northern Illinois University. He is also a member of the Executive Advisory Board of the Northern Illinois University School of Business.

Mr. Owings, Mr. Torbjorn Folkebrant, Mr. Stephen McCarthy and Dr. George Calhoun are the current members of the Company’s Board of Directors.

(e)           As a result of the resignations of Messrs. Reichard and Abdelmonem as officers of the Company, their respective employment agreements and restricted stock agreements with the Company were terminated, effective on May 19, 2009. Mr. Berger’s letter agreement with the Company was also terminated as of May 19, 2009. Upon their resignations, unvested, restricted shares held by Messrs. Reichard, Abdelmonem and Berger were forfeited.

Item 7.01.                      Regulation FD Disclosure

The information set forth below under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements:

The statements contained above include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). When used herein and in future filings by us with the SEC, in our news releases, presentations to securities analysts or investors, and in oral statements made by or with the approval of one of our executive officers, the words or phrases “believes,” “anticipates,” “expects,” “plans,” “seeks,” “intends,” “will likely result,” “estimates,” “projects” or similar expressions are intended to identify such forward-looking statements. These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. These forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the results discussed in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISCO INTERNATIONAL, INC.

By:	/s/ John Owings
Name : John Owings
Title : President
Date: May 20, 2009